Exhibit 99.4

ENSTAR GROUP LIMITED

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined consolidated statements of earnings are based on the historical financial statements of Enstar Group Limited (“Enstar”) and the consolidated results of Arden Reinsurance Company Ltd. (“Arden Re”).

The unaudited condensed combined consolidated pro forma statement of earnings for the six months ended June 30, 2013 is presented as if Enstar had completed the acquisition of Arden Re as of January 1, 2013. The unaudited condensed combined consolidated pro forma statement of earnings for the year ended December 31, 2012 is presented as if Enstar had completed the acquisition of Arden Re as of January 1, 2012.

The unaudited condensed combined consolidated pro forma financial information reflects the purchase of Arden Re under the purchase method of accounting for business combinations and represents a current estimate of the financial information based on information available as of the date of this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2013 has not been included in this filing because the acquisition was reflected in Enstar’s actual balance sheet as of September 30, 2013, which was included within Enstar’s Quarterly Report on Form 10-Q filed with the U.S Securities and Exchange Commission (“SEC”) on November 7, 2013.

The pro forma information includes adjustments to record the assets and liabilities of Arden Re at their estimated fair values under the purchase method of accounting for business combinations. To the extent there are significant changes to Arden Re’s business, the assumptions and estimates herein could change significantly. The pro forma financial information is presented for informational purposes only under one set of assumptions and does not reflect the financial results of the combined companies had consideration been given to other assumptions or to the impact of possible operating efficiencies, asset dispositions, and other factors. Further, the pro forma financial information does not necessarily reflect the historical results of the combined company that actually would have occurred had the transaction been in effect during the period indicated or that may be obtained in the future.

The unaudited pro forma condensed combined consolidated statements of earnings should be read in conjunction with: (i) Enstar’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and historical financial statements, including the related notes, with respect to the year ended December 31, 2012 included in Enstar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on February 28, 2013; (ii) Enstar’s subsequent Quarterly Reports on Form 10-Q filed with the SEC; and (iii) the historical financial statements of Arden Re included in Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K/A.

ENSTAR GROUP LIMITED

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF EARNINGS

For the Year Ended December 31, 2012

(Expressed in thousands of U.S dollars)

	Enstar	Arden Re	Adjustment Entries		Combined
INCOME
Net premiums earned	$—	$171,016	$—		$171,016
Consulting fees	8,570	—	—		8,570
Other income	—	55,011	—		55,011
Net investment income	77,760	8,147	—		85,907
Net realized and unrealized gains	73,612	20,751	—		94,363
Net foreign exchange losses	—	(1,071)	1,071	(a)	—

	159,942	253,854	1,071		414,867

EXPENSES
Net (reduction) increase in losses and loss adjustment expense liabilities	(241,764)	70,047	(3,568	)(b)	(175,285)
Acquisition costs	—	14,520	—		14,520
Salaries and benefits	100,473	—	6,791	(c)	107,264
General and administrative expenses	56,592	22,388	(6,791	)(c)	72,189
Interest expense	8,426	—	1,855	(d)	10,281
Net foreign exchange losses	406	—	1,071	(a)	1,477

	(75,867)	106,955	(642)		30,446

EARNINGS BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	235,809	146,899	1,713		384,421

INCOME TAXES	(44,290)	(159)	—		(44,449)

NONCONTROLLING INTEREST	(23,502)	—	(59,381	)(e)	(82,883)

NET EARNINGS	$168,017	$146,740	$(57,668)		$257,089

Earnings per share - basic	$10.22				$15.64

Earnings per share - diluted	$10.10				$15.45

Weighted average ordinary shares outstanding - basic	16,441,461				16,441,461
Weighted average ordinary shares outstanding - diluted	16,638,021				16,638,021

Notes

(a)	Adjustments to reclassify Arden Re’s net foreign exchange losses to conform to Enstar’s accounting presentation.
(b)	Represents amortization of fair value adjustments of losses and loss adjustment expenses.
(c)	Adjustments to reclassify Arden Re’s salaries and benefits out of general and administrative expenses to conform to Enstar’s accounting presentation.
(d)	Represents interest expense on the borrowing under Enstar’s revolving credit facility based on the assumption that the borrowing used to fund the acquisition was made as at January 1, 2012.
(e)	Represents the 40% share of Arden Re’s net earnings for the year ended December 31, 2012 that is attributable to noncontrolling interest, as well as the noncontrolling interest’s 40% share of the cumulative adjustment entries.

ENSTAR GROUP LIMITED

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF EARNINGS

For the Six Months Ended June 30, 2013

(Expressed in thousands of U.S dollars)

	Enstar	Arden Re	Adjustment Entries		Combined
INCOME
Net premiums earned	$107,257	$15,314	$—		$122,571
Consulting fees	5,407	—	—		5,407
Other income	—	40	—		40
Net investment income	45,215	371	—		45,586
Net realized and unrealized gains	2,201	154	—		2,355
Net foreign exchange gains	—	174	(174	)(a)	—

	160,080	16,053	(174)		175,959

EXPENSES
Net (reduction) increase in loss and loss adjustment expense liabilities	(10,162)	16,954	(1,784	)(b)	5,008
Life and annuity policy benefits	30,223	—	—		30,223
Acquisition costs	—	1,720	—		1,720
Salaries and benefits	49,297	—	—		49,297
General and administrative expenses	37,948	105	—		38,053
Interest expense	5,526	—	778	(c)	6,304
Net foreign exchange gains	(3,321)	—	(174	)(a)	(3,495)

	109,511	18,779	(1,180)		127,110

EARNINGS (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	50,569	(2,726)	1,006		48,849

INCOME TAXES	(12,386)	(40)	—		(12,426)

NONCONTROLLING INTEREST	(7,027)	—	704	(d)	(6,323)

NET EARNINGS (LOSS)	$31,156	$(2,766)	$1,710		$30,100

Earnings per share - basic	$1.89				$1.82

Earnings per share - diluted	$1.87				$1.80

Weighted average ordinary shares outstanding - basic	16,519,640				16,519,640
Weighted average ordinary shares outstanding - diluted	16,685,444				16,685,444

Notes

(a)	Adjustments to reclassify Arden Re’s net foreign exchange losses to conform to Enstar’s accounting presentation.
(b)	Represents amortization of fair value adjustments of losses and loss adjustment expenses.
(c)	Represents interest expense on the borrowing under Enstar’s revolving credit facility based on the assumption that the borrowing used to fund the acquisition was made as at January 1, 2013.
(d)	Represents the 40% share of Arden Re’s net loss for the six months ended June 30, 2013 that is attributable to noncontrolling interest, as well as the noncontrolling interest’s 40% share of the cumulative adjustment entries.